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
                                                                                Exhibit 21.1

                                   WISCONSIN ENERGY CORPORATION
                               SUBSIDIARIES AS OF DECEMBER 31, 2000

The following table includes the subsidiaries of Wisconsin Energy Corporation, a diversified holding company incorporated in the state of Wisconsin, as well as the percent of ownership, as of December 31, 2000:

                                                              State of
                                                            Incorporation        Percent
          Subsidiary (a)                                   or Organization      Ownership
          --------------                                   ---------------      ---------
Wisconsin Electric Power Company                              Wisconsin            100%
  ATC Management Inc.                                         Wisconsin           33.33%
  American Transmission Company LLC                           WIsconsin             25%

WICOR, Inc.                                                   Wisconsin            100%
  Wisconsin Gas Company                                       Wisconsin            100%
  WICOR Energy Services Company                               Wisconsin            100%
  Fieldtech, Inc.                                             Wisconsin            100%
  WICOR Industries, Inc.                                      Wisconsin            100%
    Sta-Rite Industries, Inc.                                 Wisconsin            100%
    Hypro Corporation                                          Delaware            100%
    SHURflo Pump Manufacturing Co.                            California           100%
  Guardian Pipeline, L.L.C.                                    Delaware           33.33%

Edison Sault Electric Company                                 Michigan             100%

Wisvest Corporation                                           Wisconsin            100%
  Androscoggin Energy LLC                                      Delaware           49.5%
  CET Two, LLC                                                 Delaware             90%
    Calumet Energy Team, LLC                                   Delaware            100%
  Griffin Energy Marketing, LLC                               Wisconsin            100%
  Kaztex Energy Management, Inc.                              Wisconsin           49.5%
  Wisvest-Connecticut, LLC                                   Connecticut           100%

Minergy                                                       Wisconsin            100%
  GlassPack, LLC                                              Wisconsin            100%
  Minergy Detroit, LLC                                        Wisconsin            100%
  Minergy Neenah, LLC                                         Wisconsin            100%

Wispark LLC                                                   Wisconsin            100%

Northern Tree Service, Inc.                                   Michigan             100%

Wisconsin Energy Capital Corporation                          Wisconsin            100%

WEC Nuclear Corporation                                       Wisconsin            100%
  Nuclear Management Company, LLC                             Wisconsin             25%

Witech Corporation                                            Wisconsin            100%

WEC International, Inc.                                        Delaware            100%

Badger Service Company                                        Wisconsin            100%

WEC Capital Trust I                                            Delaware            100%

(a) Omits the names of certain subsidiaries, which if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as of December 31, 2000.

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